Exhibit 99.1

Mohawk Group Reports Third Quarter 2020 Results

Net Revenue Grew 45% Year-Over-Year to $58.8 Million

Net Loss Improved to $0.8 Million, Adjusted EBITDA Improved to $5.1 Million

NEW YORK, November 9, 2020 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk” or the “Company”) today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights

●	8 new products launched in the third quarter compared to 3 in the third quarter of 2019.
●	Net revenue grew 45% to $58.8 million, compared to $40.6 million in the third quarter of 2019.
●	Gross margin improved to 47.8% versus 43.2% in the third quarter of 2019.
●	Operating income increased to $0.1 million compared to an operating loss of $(14.1) million in the third quarter of 2019.
●	Contribution margin improved to 19.1% from 8.0% in the third quarter of 2019.
●

Excluding non-cash stock-based compensation of $4.9 million in the third quarter of 2020 and $11.4 million in the third quarter of 2019, fixed operating expenses for the third quarter decreased as a percentage of net revenue to 10.5% compared to 14.6% in the third quarter of 2019.

●	Net loss of $(0.8) million improved from a net loss of $(15.0) million in the third quarter of 2019.
●	Adjusted EBITDA improved to $5.1 million versus a loss of $(2.7) million in the third quarter of 2019.
●	Total cash balance at September 30, 2020 increased by $20.2 million from June 30, 2020 to $37.4 million, while reducing our revolving credit facility and term loan debt by $5.9 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “The third quarter was an exciting one for Mohawk, as we saw solid revenue growth and Adjusted EBITDA profitability growth. E-commerce adoption continues to accelerate and we feel very well positioned to capitalize on this trend. In the third quarter we also successfully executed on the acquisition of Truweo, a wellness brand, and we are pleased with the integration of the brand into our portfolio. We are already expanding the brand’s offerings through our core business model by developing several new products that we expect to launch in the first quarter of 2021. We expect to continue to invest in our M&A strategy in the coming quarters by acquiring and integrating additional accretive e-commerce businesses into our platform while continuing to grow the number of new products we develop and launch.”

Outlook

For full year 2020, the Company continues to expect net revenue to be in the range of $175.0 million to $185.0 million driven primarily by continued growth of its existing product portfolio, new products launched in 2020, and the positive contribution from wholesale personal protective equipment (“PPE”).  The Company continues to expect to generate positive Adjusted EBITDA in the fourth quarter of 2020 and for the full year 2020.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending December 31, 2020 and for the twelve months ending December 31, 2020, due primarily to quarterly interest expense, net and stock-based compensation expense.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, November 9, 2020, at 5:00 p.m. Eastern Time. To access the call, participants from within the U.S. should dial (877) 295-1077 and participants from outside the U.S. should dial (470) 495-9485 and provide the conference ID: 3541208. Participants may also access the call through a live webcast at https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. The archived online replay will be available for a limited time after the call in the Investor Relations section of Mohawk’s website.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc., together with its subsidiaries (“Mohawk”), is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon, and Walmart. Mohawk has seven owned and operated brands: hOme, Vremi, Xtava, Truweo, Holonix, Aussie Health and RIF6. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), personal protective equipment, beauty-related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected 2020 net revenue, our expected Adjusted EBITDA and net loss for the fourth quarter of 2020 and full year 2020, our ability to leverage our tech enabled business model, our ability to continue to invest in our software platform to drive efficiencies, our ability to capitalize on the adoption of e-commerce and the shift to online consumer spending, our ability to expand Truweo’s product offerings, the expected timing of new product launches, including the expected launch of new products for the Truweo brand in the first quarter of 2021, expectations regarding continued investment in our M&A strategy in the future, our ability to integrate additional e-commerce businesses into our platform, our ability to acquire accretive e-commerce businesses, our ability to grow the number of new products we develop and launch and our ability to continue to maintain or grow our existing product portfolio, including our ability to maintain or grow sales of PPE.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the impact of the COVID-19 pandemic including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate any such companies and technologies with our business and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

MOHAWK GROUP HOLDINGS, INC.

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data

	December 31, 2019	September 30, 2020
ASSETS
CURRENT ASSETS:
Cash	$30,353	$37,385
Accounts receivable—net	1,059	8,516
Inventory	36,212	18,791
Prepaid and other current assets	5,395	7,343
Total current assets	73,019	72,035
PROPERTY AND EQUIPMENT—net	175	132
GOODWILL AND OTHER INTANGIBLES—net	1,055	16,700
OTHER NON-CURRENT ASSETS	175	174
TOTAL ASSETS	$74,424	$89,041
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$21,657	$13,418
Accounts payable	21,064	14,538
Term loan	3,000	6,500
Accrued and other current liabilities	7,505	12,334
Total current liabilities	53,226	46,790
OTHER LIABILITIES	4	2,480
TERM LOANS	10,467	6,350
Total liabilities	63,697	55,620
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 17,736,649 shares outstanding at December 31, 2019; 500,000,000 shares authorized and 21,844,944 shares outstanding at September 30, 2020	2	2
Additional paid-in capital	140,477	181,971
Accumulated deficit	(129,809)	(148,581)
Accumulated other comprehensive income	57	29
Total stockholders’ equity	10,727	33,421
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,424	$89,041

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
NET REVENUE	$40,603	$58,783	$88,817	$144,212
COST OF GOODS SOLD	23,076	30,688	52,859	78,218
GROSS PROFIT	17,527	28,095	35,958	65,994
OPERATING EXPENSES:
Sales and distribution	18,111	18,944	41,094	51,472
Research and development	3,226	1,846	7,731	6,578
General and administrative	10,261	7,199	23,932	23,554
TOTAL OPERATING EXPENSES:	31,598	27,989	72,757	81,604
OPERATING INCOME (LOSS)	(14,071)	106	(36,799)	(15,610)
INTEREST EXPENSE—net	875	934	3,368	3,120
OTHER EXPENSE (INCOME)—net	21	(23)	53	(4)
LOSS BEFORE INCOME TAXES	(14,967)	(805)	(40,220)	(18,726)
PROVISION FOR INCOME TAXES	8	—	23	46
NET LOSS	$(14,975)	$(805)	$(40,243)	$(18,772)
Net loss per share, basic and diluted	$(0.99)	$(0.05)	$(3.10)	$(1.18)
Weighted-average number of shares outstanding, basic and diluted	15,134,422	17,090,050	12,971,641	15,903,517

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2019	2020
OPERATING ACTIVITIES:
Net loss	$(40,243)	$(18,772)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	136	179
Provision for sales returns	236	77
Amortization of deferred financing costs and debt discounts	914	914
Stock-based compensation	24,747	17,472
Other	101	5
Changes in assets and liabilities:
Accounts receivable	(1,784)	(7,492)
Inventory	4,944	17,235
Prepaid and other current assets	(2,307)	(320)
Accounts payable, accrued and other liabilities	110	(1,698)
Cash (used in) provided by operating activities	(13,146)	7,600
INVESTING ACTIVITIES:
Purchase of Truweo assets	—	(14,032)
Purchase of fixed assets	(48)	(33)
Purchase of Aussie Health Co. assets	(1,105)	—
Proceeds on sale of fixed assets	6	—
Cash used in investing activities	(1,147)	(14,065)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2	12
Proceeds from initial public offering, net of issuance costs	30,554	—
Proceeds from issuance of common stock from follow-on public offering, net of issuance costs	—	23,416
Repayment of note payable related to Aussie Health acquisition	—	(207)
Taxes paid related to net settlement upon vesting of restricted common stock	—	(112)
Borrowings from Mid Cap credit facility	69,740	99,508
Repayments from Mid Cap credit facility	(71,082)	(108,278)
Repayments from Horizon term loan	—	(1,000)
Debt issuance costs from Mid Cap credit facility	(581)	—
Debt issuance costs from Horizon term loan	(900)	—
Deferred offering costs	—	(139)
Insurance obligation payments	(1,818)	(2,357)
Insurance financing proceeds	3,833	2,660
Capital lease obligation payments	(42)	(4)
Cash provided by financing activities	29,706	13,499
EFFECT OF EXCHANGE RATE ON CASH	1	3
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	15,414	7,037
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	20,708	30,789
CASH AND RESTRICTED CASH AT END OF PERIOD	$36,122	$37,826
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$35,686	$37,385
RESTRICTED CASH—Prepaid and other assets	307	312
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$36,122	$37,826
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$2,467	$2,321
Cash paid for taxes	$15	$45
Non-cash consideration paid to contractors	$—	$1,013
Non-cash barter exchange of inventory for advertising credits	$—	$889
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Note payable on acquisition of Truweo	$—	$2,455
Note payable on acquisition of Aussie Health	$195	$—

Non-GAAP Financial Measures and Reconciliations

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; (iv) Adjusted EBITDA as a percentage of net revenue and (v) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses and fixed sales and distribution expenses including stock-based compensation expense. As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The following table represents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Net loss	$(14,975)	$(805)	$(40,243)	$(18,772)
Add:
Provision for income taxes	8	—	23	46
Interest expense, net	875	934	3,368	3,120
Depreciation and amortization	41	100	136	179
EBITDA	(14,051)	229	(36,716)	(15,427)
Other expense (income), net	21	(23)	53	(4)
Stock-based compensation expense	11,374	4,861	24,747	17,472
Adjusted EBITDA	$(2,656)	$5,067	$(11,916)	$2,041
Adjusted EBITDA as a percentage of net revenue	(6.5)%	8.6%	(13.4)%	1.4%

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expenses necessary to operate our business;
●	research and development expenses necessary for the development, operation and support of our software platform; or
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense

The following table provides a reconciliation of Contribution Margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Operating (loss) income	$(14,071)	$106	$(36,799)	$(15,610)
Add:
General and administrative expenses	10,261	7,199	23,932	23,554
Research and development expenses	3,226	1,846	7,731	6,578
Sales and distribution fixed expenses, including stock-based compensation expense	3,814	2,058	9,308	5,970
Contribution margin	$3,230	$11,209	$4,172	$20,492
Contribution margin as a percentage of net revenue	8.0%	19.1%	4.7%	14.2%

  We believe each of our products goes through three core phases as follows:

i.

Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a     product may stay in the launch phase on average for 3 months.

ii.

Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.

Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

The following table breaks out our quarterly results of operations by our product phases including our SaaS business line :

	Three months ended September 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$41,598	$5,029	$340	$2,496	$9,320	$ -	$ -	$58,783
COST OF GOODS SOLD	19,849	2,753	-	1,806	6,280	-	-	30,688
GROSS PROFIT	21,749	2,276	340	690	3,040	-	-	$28,095
OPERATING EXPENSES:
Sales and distribution	11,898	2,023	147	1,042	1,833	1,253	748	18,944
Research and development	-	-	-	-	-	1,068	778	1,846
General and administrative	-	-	-	-	-	3,864	3,335	7,199

	Three months ended September 30, 2019 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$36,162	$2,771	$316	$1,341	$13	$ -	$ -	$40,603
COST OF GOODS SOLD	21,801	1,983	-	420	(1,128)	-	-	23,076
GROSS PROFIT	14,361	788	316	$921	$1,141	-	-	$17,527
OPERATING EXPENSES:
Sales and distribution	11,249	1,637	138	480	793	1,393	2,421	18,111
Research and development	-	-	-	-	-	1,306	1,920	3,226
General and administrative	-	-	-	-	-	3,228	7,033	10,261

	Nine months ended September 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$102,549	$16,838	$1,048	$8,568	$15,209	$ -	$ -	$144,212
COST OF GOODS SOLD	52,726	9,390	-	6,190	9,912	-	-	78,218
GROSS PROFIT	49,823	7,448	1,048	$2,378	$5,297	-	-	$65,994

OPERATING EXPENSES:
Sales and distribution	30,178	7,502	364	4,269	3,247	4,151	1,761	51,472
Research and development	-	-	-	-	-	3,347	3,231	6,578
General and administrative	-	-	-	-	-	11,074	12,480	23,554

	Nine months ended September 30, 2019 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
NET REVENUE	$76,922	$6,875	$1,274	$3,706	$40	$ -	$ -	$88,817
COST OF GOODS SOLD	46,933	4,658	-	2,394	(1,126)	-	-	52,859
GROSS PROFIT	29,989	$2,217	$1,274	1,312	1,166	-	-	$35,958
OPERATING EXPENSES:
Sales and distribution	24,977	3,570	414	2,044	782	4,089	5,218	41,094
Research and development	-	-	-	-	-	3,779	3,952	7,731
General and administrative	-	-	-	-	-	8,355	15,577	23,932

The following table provides summarized quarterly information from our condensed statement of cash flows for three months ended March 31, 2019 and 2020, three months ended June 30, 2019 and 2020,  three months ended September 30, 2019 and 2020, and nine months ended September 30, 2019 and 2020:

	Three months ended			Nine Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019
Operating activities:
Net loss	$ (8,389)	$ (16,879)	$ (14,975)	$ (40,243)
Total adjustments to reconcile net loss to net cash used in operating activities	1,879	12,473	11,782	26,134
Cash (used in) provided by working capital (changes in assets and liabilities)	(5,414)	41	6,336	963
Cash (used in) provide by operating activities	(11,924)	(4,365)	3,143	(13,146)

Cash used in investing activities	(10)	(11)	(1,126)	(1,147)

Financing activities:
Proceeds from initial public offering, less issuance costs	—	30,902	(348)	30,554
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	5,520	(1,618)	(5,244)	(1,342)
All other financing activities	(892)	1,652	(266)	494
Cash provided by (used in) financing activities	4,628	30,936	(5,858)	29,706
Effect of exchange rate on cash	1	—	(1)	1
Net change in cash and restricted cash for period	$ (7,305)	$ 26,560	$ (3,842)	$ 15,414

	Three months ended			Nine Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	September 30, 2020
Operating activities:
Net loss	$ (15,030)	$ (2,937)	$ (805)	$ (18,772)
Total adjustments to reconcile net loss to net cash used in operating activities	7,901	5,450	5,296	18,647
Cash (used in) provided by working capital (changes in assets and liabilities)	(9,962)	5,655	12,032	7,725
Cash (used in) provide by operating activities	(17,091)	8,168	16,523	7,600

Cash used in investing activities	(18)	(1)	(14,046)	(14,065)

Financing activities:
Proceeds from equity offering, less issuance costs	(139)	139	23,416	23,416
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	2,021	(5,863)	(4,928)	(8,770)
Payments to term loan with Horizon	—	—	(1,000)	(1,000)
All other financing activities	(1,079)	703	229	(147)
Cash provided by (used in) financing activities	803	(5,021)	17,717	13,499
Effect of exchange rate on cash	3	(2)	2	3
Net change in cash and restricted cash for period	$ (16,303)	$ 3,144	$ 20,196	$ 7,037